Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3D (No. 333-130125) and Form S-8 (No. 333-159097) of Southside Bancshares, Inc. of our report dated March 26, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Southside Bancshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
April 30, 2012